AMENDMENT TO
SOUND SHORE FUND, INC.
COMPLIANCE SERVICES AGREEMENT

This amendment (the "Amendment") to the Sound Shore Fund, Inc. Compliance Services Agreement dated as of October 1, 2004 and amended and restated on January 31, 2008 (the "Agreement"), by and between Sound Shore Fund, Inc. (the "Fund") and Foreside Fund Officer Services, LLC (f/k/a Foreside Compliance Services, LLC) ("Foreside") is hereby entered into by and between the Fund and Foreside as of May 1, 2016 (the "Effective Date").

WHEREAS, the parties desire to amend the Agreement to update its Appendix A (1) Fees;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.Appendix A to the Agreement is hereby amended and restated as provided in Exhibit A attached hereto.

2.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SOUND SHORE FUND, INC.

By: /s/ T. Gibbs Kane, Jr.

T. Gibbs Kane, Jr., President

FORESIDE FUND OFFICER SERVICES, LLC

By: /s/ Charles S. Todd

Charles S. Todd, President

Exhibit A
SOUND SHORE FUND, INC.
COMPLIANCE SERVICES AGREEMENT
Appendix A
As of May 1, 2016

(1) Compliance Officer Services

           (a) Annual Fee:   $90,000

(2) Out-Of-Pocket and Related Expenses

The Fund shall reimburse Foreside for the following out-of-pocket and ancillary expenses:

(i) communications;

(ii) postage and delivery services;

(iii) record storage and retention (imaging, microfilm and shareholder record storage)

(iv) reproduction;

(v) reasonable travel expenses for the CCO incurred in connection with his oversight of the compliance programs of the Service Providers;

(vi) reasonable travel expenses incurred in connection with travel requested by the Board;

(vii) other expenses incurred in connection with providing the services described in this Agreement if approved by the Fund.